EXHIBIT 10.19 FORM OF DIRECTORS RETIREMENT AGREEMENT BETWEEN REPUBLIC SECURITY BANK AND EACH OF PAULA BERLINER, THOMAS F. CARNEY, JOSEPH D. CESAROTTI, MARY ANNA FOWLER, H. GEARL GORE, EUGENE
                  W. HUGHES, THOMAS J. LANGAN, JR., LENNART E. LINDAHL, JR., MARY A. MCCARTY, CAROL R. OWEN, RICHARD C. RATHKE, WILLIAM F. SPITZNAGEL, BRUCE E. WIITA AND WILLIAM WOLFSON (FILED HEREWITH)

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                             REPUBLIC SECURITY BANK

                          DIRECTOR RETIREMENT AGREEMENT


         THIS AGREEMENT is made and entered into as of the__________, by and between REPUBLIC SECURITY BANK, a Florida bank (the "Bank"), and
________________ (the "Director").

                                  INTRODUCTION

         To encourage the Director to remain a member of the Bank's Board of Directors, the Bank is willing to provide retirement benefits to the Director The Bank will pay the retirement benefits from its general assets according to the terms of this Agreement.

                                    AGREEMENT

                   The Director and the Bank agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 DEFINITIONS. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

                  1.1.1 "CHANGE OF CONTROL " means the occurrence of any of the following: (1) the merger or consolidation by virtue of which RSFC or the Bank shall not be the surviving entity; (2) the sale of substantially all the assets of RSFC or the Bank; or (3) the change of control of RSFC or the Bank such that any person (as defined in Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes a beneficial owner, directly or indirectly, of securities representing 25% or more of the combined voting power of the then outstanding securities of either RSFC or the Bank.

                  1.1.2 "CODE" means the Internal Revenue Code of l986, as amended.

                  1.1.3 "DISABILITY" means the Director suffering a sickness, accident or injury which, in the judgment of a physician satisfactory to the Bank, prevents the Director from performing substantially all of the Director's normal duties as a director of the Bank. As a condition to any disability benefits hereunder, the Bank may require the Director to submit to such physical or mental evaluations and tests as the Bank's Board of Directors deems appropriate.

                  1.1.4 "EARLY RETIREMENT DATE" means the date of the Director's Termination of Service when it occurs before the Normal Retirement Age.

                  1.1.5 "FINAL FEES" means the annual retainer and monthly board of directors meeting fees (including committee meetings) which the Director would have received from the Bank and RSFC in the year the Director terminates service had the Director been employed for the entire calendar year. Committee meeting fees shall be based on the number of meetings for such committee in the preceding calendar year.

                  1.1.6 "NORMAL RETIREMENT AGE" means the Director's 65th birthday.

                  1.1.7 "NORMAL RETIREMENT DATE" means the later of the Normal Retirement Age or Termination of Service.

                  1.1.8 "PLAN YEAR" means the 12 month period beginning _____________, and ending 12 consecutive months later. Plan Years shall be counted beginning on ____________.

                  1.1.9 "PROJECTED RETIREMENT BENEFIT" means the benefit amount that the Director would have been entitled to had the Director reached Normal Retirement Age and the Final Fees increased at an annual rate of 8 % from the date of this agreement.

                  1.1.10 "RSFC" means Republic Security Financial Corporation, a Florida corporation, the holding company of the Bank.

                  1.1.11 "TERMINATION OF SERVICE" means the Director ceasing to be a member of the Bank's Board of Directors for any reason whatsoever.

                  1.1.12 "YEARS OF SERVICE" means the total number of years that the Director has served on the Bank's Board of Directors. The Director shall be credited with one year of service for each calendar year in which the Director served on the Board of Directors on the first and last day of the calendar year except that: (i) for the Directors initial service year, the Director shall be credited with a Year of Service as long as the Director is serving on the Board of Director's the last day of the calendar year; and (ii) for the Directors last year of service, the Director will be credited with a Year of Service if the Director terminates service on or after the Normal Retirement Age.

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                                    ARTICLE 2
                                LIFETIME BENEFITS

         2.1 NORMAL RETIREMENT BENEFIT. Upon Termination of Service on or after the Normal Retirement Age for reasons other than death, the Bank shall pay to the Director the benefit described in this Section 2. 1.

                  2.1.1 AMOUNT OF BENEFIT. The annual benefit under this Section
2.1 shall be equal to the Final Fees multiplied by the lesser of (i)Years of Service multiplied by 5% or (ii) 75%.

                  2.1.2 PAYMENT OF BENEFIT. The Bank shall pay the annual benefit in 12 equal monthly installments payable on the first day of each month commencing on the month immediately following the Normal Retirement Date and continuing for 179 additional months. The Bank, in its sole and absolute discretion, may pay the present value of the remaining annual installments in a lump sum, at any time, using an 8% discount rate.

                  2.1.3 BENEFIT INCREASES. Commencing on the first anniversary of the first benefit payment, and continuing on each subsequent anniversary, the Bank's Board of Directors, in its sole discretion, may increase the benefit.

                  2.2 EARLY RETIREMENT BENEFIT. Upon Termination of Service prior to the Normal Retirement Age for reasons other than death, Change of Control -or Disability, the Bank shall pay to the Director the benefit described in this Section 2.2.

                  2.2.1 AMOUNT OF BENEFIT. The annual benefit under this Section
2.2 is the annual benefit that would have been paid to the Director under
Section 2.1 as if the Director's Early Retirement Date were the Normal Retirement Date except that such annual benefit amount shall be subject to the following vesting schedule.

                           PLAN YEAR                        VESTED AMOUNT
                               1                                20%
                               2                                40%
                               3                                60%
                               4                                80%
                               5                               100%

                2.2.2 PAYMENT OF BENEFIT. The annual benefit shall be paid by the Bank in 12 equal monthly installments payable on the first day of each month commencing on the month following the Early Retirement Date and continuing for 179 additional months. The Bank, in its sole and absolute discretion, may pay the present value of the remaining annual installments in a lump sum, at any time, using an 8 % discount rate.

                2.2.3 BENEFIT INCREASES. Benefit payments may be increased as provided in Section 2.1.3.

        2.3 DISABILITY BENEFIT. Upon a Disability prior to the Normal Retirement Age, the Bank shall pay to the Director the benefit described in this Section
2.3 in lieu of all other lifetime benefits under this Article 2 and death benefits under Article 3.

                2.3.1 AMOUNT OF BENEFIT. The annual benefit under this Section
2.3 shall be calculated as 75% multiplied by the Final Fees in the calendar year of the Director's Termination of Service.

                2.3.2 PAYMENT OF BENEFIT. The Bank shall pay the benefit to the Director on the first day of each month commencing with the month following the Director's Termination of Service and continuing for 179 additional months. The Bank, in its sole and absolute discretion, may pay the present value of the remaining annual installments in a lump sum, at any time, using an 8 % discount rate.

                2.3.3 BENEFIT INCREASES. Benefit payments may be increased as provided in Section 2.1.3.

        2.4 CHANGE OF CONTROL BENEFIT. Upon a Change of Control, the Bank shall pay the Director the benefit described in this Section 2.4 in lieu of any other benefits under this Agreement.

                2.4.1 AMOUNT OF BENEFIT. The annual benefit under this Section
2.4 shall be calculated as 75% multiplied by the Final Fees in the calendar year of the Director's Termination of Service.

                2.4.2 PAYMENT OF BENEFIT. The Bank shall pay the benefit to the Director on the first day of each month commencing with the month following the Director's Termination of Service and continuing for 179 additional months. The Bank shall, at any time thereafter upon demand by the Director, pay the present value of the remaining annual installments in a lump sum using an 8 % discount rate.

                                    ARTICLE 3
                                 DEATH BENEFITS

        3.1 DEATH DURING ACTIVE SERVICE. IF the Director dies while in the active service of the Bank, the Bank shall pay to the Director's beneficiary the benefit described in this Section 3. 1 in lieu of all other benefits under this Agreement.

                3.1.1 AMOUNT OF BENEFIT. The annual benefit under Section 3.1 shall be the Projected Retirement Benefit.

                3.1.2 PAYMENT OF BENEFIT. The annual benefit shall be paid by the Bank in 12 equal monthly installments payable on the first day of each month commencing on the month following the Death of the Director and continuing for 179 additional months.

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                3.1.3 BENEFIT INCREASES. Benefit payments shall be increased as provided in Section 2. 1.3.

        3.2 DEATH DURING BENEFIT PERIOD. If the Director dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Bank shall pay the remaining benefits to the Director's beneficiary at the same time and in the same manner they would have been paid to the Director had the Director lived.

                                    ARTICLE 4
                                  BENEFICIARIES

        4.1 BENEFICIARY DESIGNATIONS. The Director shall designate a beneficiary by filing a written designation with the Bank. The Director may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Director and accepted by the Bank during the Director's lifetime. The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director, or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, all payments shall be made to the Director's surviving spouse, if any, and if none, to the Director's surviving children and the descendants of any deceased child by right of representation, and if no children or descendants survive, to the Director's estate.

        4.2 FACILITY OF PAYMENT. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Bank may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Bank from all liability with respect to such benefit.

                                    ARTICLE 5
                               GENERAL LIMITATIONS

        Notwithstanding any provision of this Agreement to the contrary, no benefits shall be payable if the Director comments suicide within two years after the date of this Agreement, or if the Director has made any material misstatement of fact on any application for life insurance purchased by the Bank.

                                    ARTICLE 6
                          CLAIMS AND REVIEW PROCEDURES

        6.1 CLAIMS PROCEDURE. The Bank shall notify the Director or the Director's beneficiary in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or ineligibility for benefits under the Agreement. If the Bank determines that the Director or the Directors beneficiary is not eligible for benefits or full benefits, the notice shall set forth (I) the specific reasons for such denial, (ii) a specific reference to the provisions of the Agreement on which the denial is based, (iii) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and
(iv) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Director or the Director's beneficiary wishes to have the claim reviewed. If the Bank determines that there are special circumstances requiring additional time to make a decision, the Bank shall notify the Director or the Director's beneficiary of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90-day period.

        6.2 REVIEW PROCEDURE. If the Director or the Director's beneficiary is determined by the Bank not to be eligible for benefits, or if the Director or the Director's beneficiary believes that he or she is entitled to greater or different benefits, the Director or the Director's beneficiary shall have the opportunity to have such claim reviewed by the Bank by filing a petition for review with the Bank within sixty (60) days after receipt of the notice issued by the Bank. Said petition shall state the specific reasons which the Director or the Directors beneficiary believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Bank of the petition, the Bank shall afford the Director or the Director's beneficiary (and counsel, if any) an opportunity to present his or her position to the Bank orally or in writing, and the Director or the Director's beneficiary (or counsel) shall have the right to review the pertinent documents. The Bank shall notify the Director or the Director's beneficiary of its decision in writing within the 60-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Director or the Director's beneficiary and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the 60-day period is not sufficient, the decision may be deferred for up to another 60-day period at the election of the Bank, but notice of this deferral shall be given to the Director or the Director's beneficiary.

                                    ARTICLE 7
                           AMENDMENTS AND TERMINATION

        This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Director.

                                    ARTICLE 8
                                  MISCELLANEOUS

        8.1 BINDING EFFECT. This Agreement shall bind the Director and the Bank, and their beneficiaries, survivors, executors, administrators and transferees.

        8.2 NO GUARANTEE OF EMPLOYMENT. This Agreement is not an employment policy or contract. It does not give the Director the right to remain a director of the Bank.

        8.3 NON-TRANSFERABILITY. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

        8.4 TAX WITHHOLDING. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

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        8.5 APPLICABLE LAW. The Agreement and all rights hereunder shall be governed by the laws of State of Florida.

        8.6 UNFUNDED ARRANGEMENT. The Director and beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Directors life is a general asset of the Bank to which the Director and beneficiary have no preferred or secured claim.

        8.7 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Bank and the Director as to the subject matter hereof No rights are granted to the Director by virtue of this Agreement other than those specifically set forth herein.

        8.8 ADMINISTRATION. The Bank shall have powers which are necessary to administer this Agreement, including but not limited to:

                8.8.1 Interpreting the provisions of the Agreement;

                8.8.2 Establishing and revising the method of accounting for the Agreement;

                8.8.3 Maintaining a record of benefit payments; and

                8.8.4 Establishing rules and prescribing any forms necessary or desirable to administer this Agreement.

        IN WITNESS WHEREOF, the Director and a duly authorized Bank officer have signed this Agreement.

                                                     REPUBLIC SECURITY BANK

                                                     By:
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                                                     Title:
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                                                     DIRECTOR:

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